TravelNow.com Inc.
                        318 Park Central East-Suite 306
                          Springfield, Missouri 65806

                                January 6, 2000

J.D. Bryant
jdtb@home.com
2704 Pond Wood Drive
Flower Mound, Texas  75022

     Re: Letter of Intent

Dear Mr. Bryant;

     The purpose of this letter is to set forth TravelNow.com Inc.'s (referred to in this letter as the "Company") understanding of your requirements for compensation to be paid to you by the Company and a short synopsis of the services you will perform for the Company in exchange for that compensation. Because this is a letter of intent it is not binding on either party. Rather its purpose is to reflect the good faith intent of both parties to proceed with the preparation of a definitive agreement which upon execution by you and the Company will become the binding employment agreement between you and the Company. Turning now to your compensation requirements and the services you will perform they include the following:

     (1) An annual salary of one hundred twenty thousand dollars ($120,000.00) to be paid in equal bi-monthly installments commencing on the first Company regular pay period occurring after you commence your employment. In addition to the annual salary you will be paid a commission determined as follows: During the first seven months of your employment you will be paid twenty percent (20%) of the net revenue of new business that you generate. For example, but not as a limitation, if you generate $2,000,000 of net revenue for the Company you will be paid $400,000 plus your base pay for that period within sixty days of the receipt of the net revenues by the Company. After the seventh month the commission percentage will be reduced to five percent (5%) of the net revenue. Net revenue means gross revenue less allowance for cancellations, no shows and less payments to affiliates.

     (2) You are to receive the same benefits offered to each employee with respect to medical and hospitalization insurance, paid vacation, holidays with pay, sick days with pay and other Company benefits.

     (3) You and the Company agree that you are to receive options to purchase the Company's common shares no par value structured on a formula based on sales results obtained. This will be completed within sixty days of your employment by the Company.

     (4) You and the Company agree that the term of the agreement shall be for three years subject to your meeting the performance requirements set forth in the definite agreement.

     The management of the Company has discussed the responsibilities you will have while employed by the Company. You have agreed to produce new revenue for the Company by bringing additional traffic to the www.TravelNow.com site. You have requested certain personnel and related resources which include administrative support, office supplies, computer equipment, and reimbursement of business related expenses which the Company has agreed to do.

     If this letter meets in principle your request for compensation and is descriptive of the services you will perform the Company will proceed to prepare a definitive agreement. A form of this agreement will be sent to you by January 14, 2000.

                                   Sincerely,


                                   /s/ Jeff Wasson
                                   ---------------
                                   Jeff Wasson, Co-Chief Executive Officer


                                   /s/ J.D. Bryant
                                   ---------------
                                   J.D. Bryant


A) COBRA paid @ 100% by Company until Company provided insurance is made available to employee.
                                                          initial /s/ JD  /s/ JW

B)   1% over-ride commission on net revenue produced by any direct reports.
                                                          initial /s/ JD  /s/ JW

C)   $15,000 net commission draw upon execution of this Letter of Intent.
                                                          initial /s/ JD  /s/ JW